EXHIBIT 23.1





                [LETTERHEAD OF ANDREWS HOOPER & PAVLIK P.L.C.]


                   Consent of Independent Public Accountants

   We consent to the incorporation by reference of our report dated May 19, 1994 with respect to the financial statements and schedules of The Delfield Company 401(k) Savings and Profit Sharing Retirement Plan (the "Plan") in this Annual Report on Form 11-K for the year ended December 31, 1993, into the Registration Statement on Form S-8 filed by Scotsman Industries, Inc. and the Plan concurrently with the filing of this Annual Report on Form 11-K.






                                      ANDREWS HOOPER & PAVLIK P.L.C.


   Saginaw, Michigan
   November 2, 1994






















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